UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2025

JFB CONSTRUCTION HOLDINGS

(Exact name of registrant as specified in its charter)

Nevada	001-42538	99-2549040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 S. Dixie Highway, Suite B

Lantana, FL 33462

(Address of principal executive offices, including zip code)

561-582-9840

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	JFB	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Subscription Agreement and Side Letter Agreement

On May 6, 2025, JFB Construction Holdings (the “Company”) entered into a Subscription Agreement (the “Subscription Agreement”) and a Side Letter Agreement (the “Side Letter Agreement”) with CM OB Hotel Owner, LLC (the “Fund”), pursuant to which the Company subscribed for 1,000 Class A Limited Liability Company Interests (the “Interests”) at a price of $1,000 per interest, with an aggregate investment of $1,000,000 (the “Investment”).

Under the Subscription Agreement and the Side Letter Agreement, the offering of Interests will be made in reliance of the exemption under Rule 506(c). The offering proceeds will recapitalize the investments in a Courtyard by Marriott hotel development in Olive Branch, Mississippi, fund ongoing construction, and cover operating expenses, including a $250,000 development fee for the CM OB Hotel MGR, LLC (the "Manager"). Class A Members, including the Company, receive an 8% preferred return (non-compounded) and participate in profit distributions after capital recovery, while Class B Members (Sponsors) share in residual profits. The Investment has a five-year commitment term, during when the Company cannot withdraw the Investment. The Investment also has potential risks, including market volatility, development delays, and potential total loss. The Company operates as a pass-through entity for tax purposes, and transfers of interests are restricted.

This summary is not a complete description of all of the terms and conditions of the Subscription Agreement and the Side Letter Agreement and is qualified in its entirety by reference to the full text of the Subscription Agreement and the Side Letter Agreement, forms of which are filed as Exhibit 10.1 and 10.2 respectively hereto, which are incorporated by reference into this Item 1.01.

Cost-Plus 5% Construction Management Contract

On May 6, 2025, the Company entered into a Cost-Plus 5% Construction Management Contract (the “Construction Contract”) with Onyx OB Hotel Owner LLC (“Owner”) to serve as general contractor for the construction of Courtyard by Marriott in Olive Branch, Mississippi (the “Project”).

The Construction Contract establishes a cost-plus fee structure whereby the Company will receive compensation equal to 5% of the total cost of construction.

Under the terms of the Construction Contract, the Company is responsible for managing the remaining construction, securing permits, and ensuring compliance with all applicable laws. Payments are made monthly with detailed documentation, including lien waivers, and final payment is due after punch-list items are resolved. The Company must maintain liability, workers’ compensation, and auto insurance, while the Owner provides builder’s risk coverage. The Company guarantees workmanship and materials for one year, with defects to be reported within that period.

This summary is not a complete description of all of the terms and conditions of the Construction Contract and is qualified in its entirety by reference to the full text of the Construction Contract, CM OB Hotel MGR, LLC (the "Manager") of which is filed as Exhibit 10.3 hereto, which is incorporated by reference into this Item 1.01.

Item 8.01 Other Events.

On May 7, 2025, the Company issued a press release announcing the signing of the Construction Contract. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description
10.1	Subscription Agreement between JFB Construction Holdings and CM OB Hotel Owner, LLC
10.2	Side Letter Agreement between JFB Construction Holdings and CM OB Hotel Owner, LLC
10.3	Cost-Plus 5% Construction Management Contract between JFB Construction Holdings and Onyx OB Hotel Owner LLC, dated May 1st, 2025
99.1	Press Release Dated May 7, 2025

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

JFB CONSTRUCTION HOLDINGS

By:	/s/ Joseph F. Basile, III
Joseph F. Basile, III
Chief Executive Officer

Dated: May 12, 2025

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